Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION ANNOUNCES EXCHANGE OFFER FOR

10.625% SENIOR SECURED NOTES

LINCOLNSHIRE, ILLINOIS, April 15, 2010 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, announced today that it has commenced an offer to exchange any and all of its outstanding privately placed $460 million aggregate principal amount of 10.625% Senior Secured Notes due 2015 (the “Old Notes”) for newly registered 10.625% Senior Secured Notes due 2015 (the “New Notes”).

The exchange offer is being made pursuant to a Registration Rights Agreement entered into by the company when it originally issued the Old Notes on September 30, 2009. Because the company issued the Old Notes in a private placement transaction, the Old Notes are subject to transfer restrictions. The purpose of the exchange offer is to allow holders of the Old Notes to exchange their notes for New Notes that do not have these restrictions. Following the exchange offer, the company will continue to have $460 million aggregate principal amount of its senior secured notes outstanding.

The New Notes are substantially identical to the Old Notes, except that they have been registered under the Securities Act of 1933, will have no transfer restrictions under the federal securities laws, will not have registration rights and will not have rights to special interest payments for failure to comply with certain provisions in the registration rights agreement. Old Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the federal securities laws, and the company will have no further obligation to provide for the registration of such notes or to pay any special interest on such notes, except under certain limited circumstances.

The exchange offer will expire at 5:00 p.m., New York City time, on May 14, 2010, unless extended by the company. Valid tenders of the Old Notes must be made, and may be withdrawn at any time, before the exchange offer expires.

The terms of the exchange offer and other information relating to the company are set forth in a prospectus dated April 15, 2010, the letter of transmittal and related materials. The company urges holders of the Old Notes to read the prospectus, letter of transmittal and related materials because they contain important information about the exchange offer. Holders of the Old Notes may obtain the prospectus and related materials from U.S. Bank National Association, acting as exchange agent for the exchange offer, which can be contacted at:

US Bank National Association, Attn: Specialized Finance

60 Livingston Avenue

St. Paul, MN 55107

Telephone (800) 934-6802

Facsimile (651) 495-8158

This press release does not constitute an offer to sell or a solicitation of an offer to buy or exchange the Old Notes or the New Notes, nor shall there be any offer, solicitation or exchange of any Old Notes or New Notes in any jurisdiction in which such offer, solicitation or exchange would be unlawful. The exchange offer is made solely pursuant to the prospectus and the accompanying letter of transmittal dated April 15, 2010.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the company’s expectations regarding the Old Notes to be exchanged in the exchange offer, the timing of the exchange offer and other conditions to the exchange offer. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally, for the securities of office products companies and for the company’s debt securities in particular. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors” and in other filings we make with the Securities and Exchange Commission. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

For further information:

Rich Nelson

Media Relations

(847) 484-3030

Jennifer Rice

Investor Relations

(847) 484-3020

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